EXHIBIT 99.1

NEWS MEDIA CONTACT:

Sears Holdings Public Relations

(847) 286-8371

FOR IMMEDIATE RELEASE:

May 17, 2012

Sears Holdings Corporation Announces Plan to Pursue a Partial Spin-Off of Its Interest in Sears Canada Inc.

HOFFMAN ESTATES, Ill., May 17, 2012 /PRNewswire/ — Sears Holdings Corporation (“Holdings,” “we,” “our” or the “Company”) (NASDAQ: SHLD) today announced that its board of directors has approved plans to pursue a partial spin-off (the “spin-off”) of its interest in Sears Canada Inc. (“Sears Canada” or “SCC”) (TSX: SCC). Holdings, which currently owns approximately 95% of the issued and outstanding common shares of Sears Canada, expects to distribute common shares of Sears Canada held by Holdings on a pro rata basis to holders of Holdings’ common stock such that following the spin-off, Holdings will retain approximately 51% of the issued and outstanding common shares of Sears Canada. Subsequent to the spin-off, Holdings may sell, hold or distribute to holders of Holdings’ common stock any portion of its remaining interest in Sears Canada.

Holdings expects Sears Canada to file documents with the Securities and Exchange Commission (the “SEC”) and the Canadian Securities Administrators (the “CSA”) over the next few months with the expectation of completing the proposed spin-off during the 2012 calendar year. Following the spin-off, Sears Canada will continue to be listed on the Toronto Stock Exchange. The spin-off is subject to a number of conditions, including approval of securities filings by the board of directors of Sears Canada, review by the relevant securities regulators and final approval of the Holdings board of directors.

Holdings believes that the spin-off will permit each of Sears Canada and Holdings to focus on their respective businesses and allocate resources to best optimize returns on assets employed. Holdings also believes that the spin-off will provide investors with a more targeted investment opportunity by having equity in two separate public companies, allow investors to participate in a direct investment in Sears Canada, and provide stockholders with increased flexibility of choice in what assets and securities they hold. In addition, Holdings believes that the spin-off will potentially enhance the liquidity of holders of Sears Canada’s common shares. We expect that the spin-off will be taxable as a dividend to Holdings’ stockholders.

Holdings expects to continue to include Sears Canada as a consolidated subsidiary in Holdings’ Consolidated Financial Statements following the spin-off. Holdings has the right not to complete the spin-off if, at any time, Holdings’ board of directors determines, in its sole discretion, that the spin-off is not in the best interests of Holdings or its stockholders or is otherwise not advisable.

Forward-Looking Statements

Certain material presented herein includes forward-looking statements intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements regarding the form, terms and timing of any transaction to spin-off any portion of Holdings interest in Sears Canada (the “companies”). Whenever used, words such as “will,” “expect,” “expectation,” “intend,” “believe,” “plan” and other terms of similar meaning are intended to identify such forward-looking statements. Forward-looking statements are subject to risks and uncertainties that may cause actual results, events, performance or achievements to be materially different from any future results, events, performance or achievements expressed or implied by these forward-looking statements. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties, including risks and uncertainties relating to any spin-off of Holdings’ interest in Sears Canada, such as the timing and certainty of securities filings to effect the spin-off and the completion of that transaction, the operational and financial profile of Holdings or any of its businesses after giving effect to the spin-off, the ability of the companies to operate following the spin-off, and other factors to be set forth in any prospectus that will be contained in a registration statement filed with the SEC and the CSA by Sears Canada with respect to the spin-off. There can be no assurance as to the timing of the contemplated spin-off, whether it will ultimately be structured as a spin-off, or whether it will be completed. A detailed description of other risks relating to Holdings are set forth in our annual report on Form 10-K for the fiscal year ended January 28, 2012 and our other filings with the SEC. We intend the forward-looking statements to speak only as of the time made and, except as required by law, do not undertake to update or revise them as more information becomes available.

This release and the description of the proposed spin-off contained herein do not constitute an offer of any securities for sale.

About Sears Holdings Corporation

Sears Holdings Corporation is a leading integrated retailer with over 3,900 full-line and specialty retail stores in the United States and Canada and the home of ShopYourWay, a social shopping experience where members have the ability to earn points and receive benefits across a wide variety of physical and digital formats through ShopYourWay.com. Sears Holdings is the leading home appliance retailer as well as a leader in tools, lawn and garden, fitness equipment and automotive repair and maintenance. Key proprietary brands include Kenmore, Craftsman and DieHard, with a broad apparel offering, including such well-known labels as Lands’ End, the Kardashian Kollection, Jaclyn Smith and Joe Boxer, as well as Sofia by Sofia Vergara and The Country Living Home Collection. We are the nation’s largest provider of home services, with more than 11 million service calls made annually and have a long-established commitment to those who serve in the military through initiatives like the Heroes at Home program. We have been named the 2011 Mobile Retailer of the Year, Recipient of the 2012 ENERGY STAR® “Corporate Commitment Award” for Product Retailing and Energy Management and one of Top 20 Best Places to Work for Recent Grads. Sears Holdings Corporation operates through its subsidiaries, including Sears, Roebuck and Co. and Kmart Corporation. For more information, visit Sears Holdings’ website at www.searsholdings.com. Twitter: @searsholdings | |Facebook: http://www.facebook.com/SHCCareers

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